Exhibit 10(CC)
EXECUTIVE INCENTIVE BONUS COMPENSATION PLAN OF
CARPENTER TECHNOLOGY CORPORATION
EFFECTIVE JULY 1, 2021
I.    Statement and Purpose of Plan
The Executive Incentive Bonus Compensation Plan of Carpenter Technology Corporation provides additional compensation for selected employees based on the Company’s financial performance. The combination of Base Pay and Executive Incentive Compensation is intended to provide a competitive cash-compensation opportunity to Participants.
II.    Definitions
A.Base Pay means a Participant’s gross bi-weekly salary as shown on the payroll records of the Company in effect as of the date the Determination Date for a Performance Period (including holidays, vacation and approved absence) plus the restoration of (1) any salary reduction resulting from any Company plan providing benefits authorized under sections 125, 401(a) or 409A of the Code and (2) deductions from salary for jury duty pay, military pay or workers compensation payments. Eligible Base Pay during an approved absence is limited to one (1) week per occurrence under this Plan. Excluded from Base Pay are any payments from a third-party and cash payments from the Company not otherwise expressly included (e.g., moving allowance, mortgage interest differential allowance, imputed income, severance pay, etc.).
B.Board means the Board of Directors of the Company.
C.Code means the Internal Revenue Code of 1986, as amended.
D.Committee means the Compensation Committee of the Board of Directors.
E.Company means Carpenter Technology Corporation, a Delaware corporation, or any successor by merger, purchase or otherwise.
F.Disability means that the Participant has been totally disabled by bodily injury or disease in the opinion of a qualified physician designated by the Company so as to be prevented thereby from engaging in any employment then available by the Company during the remainder of the Performance Period. Disability does not include incapacity contracted, suffered or incurred while the Participant was engaged in, or resulted from the Participant’s having engaged in, a criminal enterprise.
G.Executive Incentive Compensation means an amount that is payable to a Participant under the Plan.
H.General Retirement Plan means the General Retirement Plan for Employees of Carpenter Technology Corporation, effective January 1, 1950, as amended from time to time.

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I.Participant means senior executive employee or key employee of the Company as designated by the Committee from time to time.
J.Performance Goals mean subjective and objective performance goals, as may be established by the Committee, which may be applied either to the Company as a whole or to a business unit or affiliate thereof or which may be specific to the employee, and depending on the extent of attainment of which, either individually or in any combination, may give rise to the payment of an Executive Incentive Compensation.
K.Performance Period means a period of one or more consecutive fiscal years, or portions thereof, of the Company, as established by the Committee during which the performance of the Company, any subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods.
L.Plan means the Executive Incentive Bonus Compensation Plan of Carpenter Technology Corporation herein set forth, as amended from time to time.
M.Retirement means the Participant’s termination of employment with the Company with eligibility to receive a monthly retirement benefit payment in the following month under either the General Retirement Plan or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (the “SERP”). In the event that the Participant is neither eligible to participate in the General Retirement Plan or the SERP, “Retirement” shall mean the Participant’s termination of employment with the Company having attained the age and with the service that would have otherwise been credited under the General Retirement Plan or the SERP if the Participant was eligible to participate in such plans, that would have qualified the Participant for a monthly retirement benefit payment in the following month under one or both such plans.
III.    Administration
    The Committee shall have the authority, subject to the provisions herein, (A) to select employees to participate in the Plan; (B) to establish and administer the Performance Goals and to determine the amount of any opportunities for the Executive Incentive Compensation applicable to each Participant, including adjusting Performance Goals from time to time, including during the Performance Period, as the Committee deems necessary or advisable and exercising discretion, either negatively or positively, as to the amount of Executive Incentive Compensation payable to a Participant upon the attainment of the applicable Performance Goals; (C) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (D) to establish, amend, and waive rules and regulations for the Plan’s administration; and (E) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

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IV.    Executive Incentive Compensation Opportunities
The Committee shall establish in writing the method for computing the amount of Executive Incentive Compensation that may be payable under the Plan to each Participant in the Plan and, if applicable, any Performance Goals for any Performance Period that must be attained in whole or in part in order to receive payment of the Executive Incentive Compensation. The Committee shall determine the extent to which such Performance Goals were attained and may apply discretion, either positively or negatively, to the amount of the Executive Incentive Compensation ultimately payable to a Participant.
V.    Employment Status
    Executive Incentive Compensation shall be paid under this Plan as determined by the Committee, provided that the Participant remains employed by the Company or a subsidiary of the Company during the Performance Period, except as follows:

A.In the event the Participant’s termination of employment is by reason of the Participant’s death, Disability or, unless otherwise determined by the Committee, Retirement, a Participant may receive Executive Incentive Compensation, paid at the same time as the Executive Incentive Compensation the Participant would have received for such Performance Period had no such termination of employment occurred, equal to the amount of such Executive Incentive Compensation otherwise payable based on the degree to which the applicable Performance Goals were attained, multiplied by a fraction, the numerator of which is the number of full and partial pay periods elapsed in such Performance Period prior to termination of employment and the denominator of which is the number of total pay periods in the Performance Period.
B.Upon a “Termination” (as defined under the Severance Pay Plan for Executives of Carpenter Technology Corporation (the “Severance Plan”)), a portion of the Executive Incentive Compensation will be paid, if at all, in accordance with the terms of the Severance Plan.
C.A Participant whose employment terminates prior to the end of a Performance Period for any reason not excepted above shall not be entitled to any Executive Incentive Compensation under the Plan for that Performance Period.
VI.    Payment of Executive Incentive Compensation
Unless the Committee provides otherwise, (1) earned Executive Incentive Compensation shall be paid during the fiscal year of the Company immediately following the end of the applicable Performance Period, but unless the Committee determines otherwise, no later than 2½ months after the end of such Performance Period, and (2) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).
VII.    Amendment, Termination and Term of Plan

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    The Committee or the Board may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated.

VIII.    Interpretation and Construction
No provision of the Plan, nor the selection of any Participant, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.
IX.    Governing Law
    The terms of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the conflicts of laws principles thereof.
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